UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

March 19, 2008

Homeland Security Capital Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	814-00631	52-2050585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1005 N. Glebe Road, Ste. 550, Arlington, Virginia	22201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(703) 528-7073

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Effective March 19, 2008, the Board of Directors of Homeland Security Capital Corporation (the “Company”) appointed Christopher Leichtweis as President of the Company. Mr. Leichtweis has been serving as chairman and chief executive officer of Safety & Ecology Holdings Corporation (“Safety”) since 1991. Mr. Leichtweis founded Safety in 1991 and over the last decade has grown the Company to its present state of over $50 million in revenue. Prior to founding Safety, he was employed by Bechtel National and Bechtel Environmental, Inc. (various business units) starting in 1985 and was a key contributor to major federal nuclear legacy programs. Mr. Leichtweis earned a B.S. in Engineering Physics from SUNY Brockport in 1983 and received his M.B.A. from the University of Tennessee in December 2003. In addition, he is a Certified Industrial Hygienist by the American Board of Industrial Hygiene. Mr. Leichtweis was nationally recognized as the Southeast United States 2005 Ernst & Young Entrepreneur of the Year award.

Mr. Leichtweis currently has an employment agreement (the “Employment Agreement”) with Safety. Pursuant to the terms of the Employment Agreement, Mr. Leichtweis receives base compensation of $300,000 annually and is eligible for a performance-based bonus. The Employment Agreement terminates on March 14, 2011, unless terminated by either party earlier pursuant to its terms. Mr. Leichtweis will not receive any additional consideration for his service as President of the Company.

Mr. Leichtweis currently holds an aggregate of $2 million in subordinated promissory notes (“Notes”) issued by Safety. An entity controlled by Mr. Leichtweis owns the facility that is leased by Safety as its principal administrative offices (the “Lease”). The rent paid by Safety is $28,000 per month which the Company believes represents an arms-length rental rate. Other than the Employment Agreement, the Lease and the Notes, there are no transactions between Mr. Leichtweis and the Company or its subsidiaries that would require disclosure under Item 404(a) of Regulation S-K.

There is no family relationship between Mr. Leichtweis and any director or executive officer of the Company. Additionally, other than the Agreement and Plan of Merger and Stock Purchase Agreement, dated March 13, 2008 by and among the Company, Safety, HSCC Acquisition Corp. and the individuals named therein, there was no arrangement or understanding between Mr. Leichtweis and any other person pursuant to which he was appointed as President and director of the Company.

(d) Effective March 19, 2008, the Board of Directors of the Company appointed Christopher Leichtweis as a member. Mr. Leichtweis will not serve on any committees of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2008	Homeland Safety Capital Corporation

By: /s/ C. Thomas McMillen
Name: C. Thomas McMillen
Title: President and Chief Executive Officer

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